Exhibit 99.1

NEWS RELEASE
PARSLEY ENERGY ANNOUNCES FIRST QUARTER 2019 FINANCIAL AND OPERATING RESULTS
AUSTIN, Texas, May 1, 2019 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended March 31, 2019. The Company has posted a presentation to its website that supplements the information in this release.
First Quarter 2019 Highlights

•	Net oil production increased 2% quarter-over-quarter and 33% year-over-year to 78.9 MBo per day. Total net production averaged 125.4 MBoe per day.

•	The Company registered favorable overall trends in operating costs during the first quarter of 2019.

◦
Both general and administrative expense (“G&A”) per Boe and cash based G&A per Boe(1), which excludes stock-based compensation expense, decreased quarter-over-quarter and year-over-year to $3.37 and $2.90, respectively, representing Company-record levels in each case.

◦	Parsley reported lease operating expense (“LOE”) per Boe of $3.65, up only 1% versus 4Q18 expense levels.

•	Parsley delivered encouraging operational results spread across the Company’s acreage footprint in the Delaware Basin, as detailed below.

•
The Company entered into an amendment to its revolving credit facility on April 23, 2019, which increased its borrowing base from $2.3 billion to $2.7 billion while maintaining an elected commitment amount of $1.0 billion.

Summary Comment and Outlook
“With our 2019 development plan, we set a course that prioritized a progression to sustainable free cash flow generation and an improvement in capital efficiency in a $50 oil world. Parsley Energy is on track to deliver on this action plan,” said Matt Gallagher, Parsley’s President and CEO. “The recent rise in oil prices provides an opportunity to compress our timeline to self-funded growth, but does not alter the Company’s activity plans or returns-focused mindset.”
Operational Update
Parsley delivered healthy execution across multiple disciplines during the first quarter of 2019, highlighted by efficient development operations.
Notable Well Results
Parsley turned nine wells to production in the Delaware Basin during 1Q19, comprised of four pads spread across the Company’s acreage footprint in Pecos and Reeves Counties. Early results from these two-mile lateral wells are consistently strong, with all nine wells registering peak 24-hour oil rates over 1,400 Bo per day. This well set includes the Trees State 51-54 pad, which represents the eastern-most wells Parsley has completed in Pecos County to date. Early results from these two wells targeting the Lower Wolfcamp A zone are encouraging, with average peak 24-hour rates of 2,238 Boe per day (88% oil) and recent oil production averaging 1,750 Bo/d after more than 30 days online. The wells have not reached anticipated peak 30-day rates.
Cost control remains a key priority for Parsley in the Delaware Basin. On this front, Parsley delivered a meaningful improvement in drilling and completion efficiency versus 2017-2018 averages, translating to faster cycle times and lower equipment rental costs. The Company also recorded promising results from its first completion utilizing local sand, a design change that resulted in savings of over $0.5 million per well. The Company has additional local sand tests planned in the Delaware Basin later this year.
“I am encouraged by the positive recent developments in our Delaware Basin assets,” said David Dell’Osso, Parsley’s COO. “Furthermore, our sizable mineral ownership in this area helps amplify any capital efficiency improvements we are able to capture. Overall, our teams continue to build on the operational momentum they generated during 2018.”

Activity Overview
During the first quarter of 2019, the Company spud 35 and placed on production 34 gross operated horizontal wells. Parsley’s working interest on wells placed on production was approximately 93%, with an average completed lateral length of approximately 10,100 feet. Completion activity was weighted toward the Midland Basin, where the Company placed on production 25 gross operated horizontal wells, with the remainder placed on production in the Delaware Basin. Parsley expects that development activity will be more heavily weighted to the Midland Basin for the remainder of the year, consistent with prior commentary.
As part of the Company’s ongoing focus to bolster operational efficiency, Parsley high-graded its rig fleet and dropped two rigs in aggregate during 1Q19. Parsley expects to maintain an activity level of 12 development rigs and three-to-four frac spreads through the end of 2019, as the Company intends to continue to operate in conformity with full-year capital spending expectations.
Financial Update
Healthy execution in 1Q19 translated to strong performance in key financial measures.
Profitability
During 1Q19, the Company recorded net loss attributable to its stockholders of $24.1 million, or $0.09 per share. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, adjusted net income for 1Q19 was $62.3 million, or $0.22 per share.(1)
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for 1Q19 was $301.1 million.(1)
Realized Pricing
During 1Q19, Parsley reported an average unhedged oil price realization of $51.83/Bbl net of transportation costs, representing a discount of $3.07 to the average WTI Cushing price(2) for the quarter.
Operating Costs
Parsley registered favorable overall trends in operating costs and margins during the first quarter of 2019. Both G&A per Boe and cash based G&A per Boe(1), which excludes stock-based compensation expense, decreased quarter-over-quarter and year-over-year to $3.37 and $2.90, respectively, representing Company-record levels in each case. Encouraging G&A cost trends are a function of ongoing corporate cost savings initiatives, including an eight percent reduction to our total employee count since year-end 2018.
Healthy realized oil pricing and favorable trends in the aforementioned cash operating costs drove a strong operating cash margin of $28.07 per Boe, or 74% of the Company’s average realized price per Boe.(1)
The Company reported LOE per Boe of $3.65, up only 1% versus 4Q18 expense levels. Stable LOE costs were driven by the Company’s cost-effective water management system and lower than anticipated workover activity.
Capital Expenditures
Parsley reported capital expenditures of $406 million during the first quarter of 2019, comprised of $335 million for operated drilling and completion activity, $63 million for operated facilities and infrastructure, and $8 million associated with non-operated development activity.
Liquidity and Hedging
The Company entered into an amendment to its revolving credit facility on April 23, 2019, which increased its borrowing base from $2.3 billion to $2.7 billion while maintaining an elected commitment amount of $1.0 billion. As of March 31, 2019, Parsley had approximately $1.0 billion of liquidity, consisting of $10 million of cash and cash equivalents and an undrawn amount of $991 million on the Company’s revolver.(3)
After recent additions to its hedge positions, a significant majority of Parsley’s expected 2019 oil production is subject to hedge protection. The Company also recently added to its 2020 hedge positions. Parsley’s portfolio of option contracts provides significant protection for its balance sheet and anticipated cash flow while retaining meaningful exposure to higher commodity prices. The Company has also entered into various basis swaps to protect against expansion of regional oil and gas price differentials. For details on Parsley’s hedge position, please see the tables below under Supplemental Information and/or, upon availability, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019.

2019 Guidance
Parsley reiterates its 2019 annual guidance outlined in February. The Company expects second quarter 2019 net oil production to average 81-85 MBo/d. For further detail, please see the tables below.

2019E
Production
Annual net oil production (MBo/d)	80.0-85.0
Annual net total production (MBoe/d)	124.0-134.0

Capital Program
Total development expenditures ($MM)	$1,350-$1,550
Drilling and completion (% of total)	~85%
Facilities, Infrastructure & Other (% of total)	~15%

Activity
Gross operated horizontal POPs(4)	130-140
Midland Basin (% of total)	~85%
Delaware Basin (% of total)	~15%
Average lateral length	10,000’-10,500’
Gross operated lateral footage (000’s)	1,350’-1,470’
Average working interest	~90%

Unit Costs
Lease operating expenses ($/Boe)	$3.50-$4.50
Cash general and administrative expenses ($/Boe)	$2.75-$3.25
Production and ad valorem taxes (% of total revenue)	6%-7%
Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the first quarter of 2019 on Thursday, May 2 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-709-8150 (United States/Canada) or 201-689-8354 (International) 10 minutes before the scheduled time and request the Parsley Energy earnings conference call. A telephone replay will be available through May 9 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13689547. A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Investors-Events & Presentations” section of the website. The Company has also posted a presentation to its website that supplements the information in this release.
Upcoming Conference Participation
Parsley plans to participate in Tudor, Pickering, Holt & Co.’s 15th Annual Hotter ’N Hell conference in Houston, Texas on May 14 and the UBS Global Oil and Gas Conference in Austin, Texas on May 21-22.
About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin. For more information, visit the Company’s website at www.parsleyenergy.com.
Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Contacts:
Kyle Rhodes
Director of Investor Relations
or
Ken Beyer
Sr. Investor Relations Analyst
ir@parsleyenergy.com
(512) 505-5199

Media and Public Affairs Contacts:
Katharine McAden
Corporate Communications Manager
or
Kate Zaykowski
Corporate Communications Coordinator
media@parsleyenergy.com
(512) 220-7100

- Tables to Follow -

(1)
“Cash based G&A per Boe”, “Adjusted EBITDAX”, “operating cash margin”, and “adjusted net income” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For definitions and reconciliations of the non-GAAP financial measures of adjusted EBITDAX, operating cash margin, and adjusted net income to GAAP financial measures, please see the tables and associated commentary below under Reconciliation of Non-GAAP Financial Measures.

(2)	Represents Bloomberg-sourced 1Q19 average WTI Cushing price.
(3)	Fully undrawn revolver balance is net of letters of credit.
(4)	Wells placed on production.

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net production volumes:
Oil (MBbls)	7,102	7,087	5,341
Natural gas (MMcf)	10,488	9,696	8,556
Natural gas liquids (MBbls)	2,436	2,323	1,643
Total (MBoe)	11,286	11,026	8,410
Average daily net production (Boe/d)	125,400	119,848	93,444
Average sales prices(1) :
Oil, without realized derivatives (per Bbl)	$51.83	$54.22	$61.99
Oil, with realized derivatives (per Bbl)	$49.40	$52.69	$58.32
Natural gas, without realized derivatives (per Mcf)	$1.38	$0.90	$2.04
Natural gas, with realized derivatives (per Mcf)	$1.33	$0.94	$2.06
NGLs (per Bbl)	$17.97	$25.00	$24.72
Average price per Boe, without realized derivatives	$37.78	$40.91	$46.27
Average price per Boe, with realized derivatives	$36.20	$39.96	$43.97
Average costs (per Boe):
Lease operating expenses	$3.65	$3.61	$3.43
Transportation and processing costs	$0.73	$1.03	$0.75
Production and ad valorem taxes	$2.43	$2.38	$2.88
Depreciation, depletion and amortization	$15.39	$14.58	$14.41
General and administrative expenses (including stock-based compensation)	$3.37	$3.85	$4.16
General and administrative expenses (cash based)	$2.90	$3.42	$3.56

(1)
Average prices shown in the table reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculations of such effects include both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period. Realized oil prices are net of transportation costs.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)(1)

	Three Months Ended March 31,
	2019	2018
REVENUES
Oil sales	$368,126	$331,103
Natural gas sales	14,452	17,424
Natural gas liquids sales	43,785	40,620
Other	1,308	3,594
Total revenues	427,671	392,741
OPERATING EXPENSES
Lease operating expenses	41,172	28,832
Transportation and processing costs	8,257	6,267
Production and ad valorem taxes	27,407	24,186
Depreciation, depletion and amortization	173,723	121,199
General and administrative expenses (including stock-based compensation)	38,037	34,995
Exploration and abandonment costs	22,994	5,411
Acquisition costs	—	4
Accretion of asset retirement obligations	345	354
Loss on sale of property	—	111
Other operating (income) expenses	(811)	2,175
Total operating expenses	311,124	223,534
OPERATING INCOME	116,547	169,207
OTHER INCOME (EXPENSE)
Interest expense, net	(33,002)	(31,968)
Loss on derivatives	(119,687)	(10,793)
Change in TRA liability	—	(82)
Interest income	291	2,123
Other income	58	301
Total other expense, net	(152,340)	(40,419)
(LOSS) INCOME BEFORE INCOME TAXES	(35,793)	128,788
INCOME TAX BENEFIT (EXPENSE)	7,790	(23,325)
NET (LOSS) INCOME	(28,003)	105,463
LESS: NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,939	(22,573)
NET (LOSS) INCOME ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$(24,064)	$82,890

Net (loss) income per common share:
Basic	$(0.09)	$0.32
Diluted	$(0.09)	$0.32
Weighted average common shares outstanding:
Basic	278,794	260,654
Diluted	278,794	261,639

(1)	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,380	$163,216
Accounts receivable, net of allowance for doubtful accounts:
Joint interest owners and other	36,657	36,062
Oil, natural gas and NGLs	176,381	138,987
Related parties	2,204	94
Short-term derivative instruments, net	82,327	191,297
Other current assets	9,618	11,056
Total current assets	317,567	540,712
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	10,327,178	9,948,246
Accumulated depreciation, depletion and impairment	(1,464,040)	(1,295,098)
Total oil and natural gas properties, net	8,863,138	8,653,148
Other property, plant and equipment, net	178,854	170,739
Total property, plant and equipment, net	9,041,992	8,823,887
NONCURRENT ASSETS
Operating lease assets, net of accumulated depreciation	157,655	—
Long-term derivative instruments, net	27,301	20,124
Other noncurrent assets	9,632	6,640
Total noncurrent assets	194,588	26,764
TOTAL ASSETS	$9,554,147	$9,391,363

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$402,496	$364,803
Revenue and severance taxes payable	126,339	127,265
Short-term derivative instruments, net	138,784	152,330
Current operating lease liabilities	69,104	—
Other current liabilities	4,657	4,547
Total current liabilities	741,380	648,945
NONCURRENT LIABILITIES
Long-term debt	2,180,616	2,181,667
Deferred tax liability	121,336	131,523
Operating lease liability	92,793	—
Payable pursuant to tax receivable agreement	71,077	68,110
Long-term derivative instruments, net	29,212	16,633
Asset retirement obligations	25,315	24,750
Financing lease liability	1,847	—
Total noncurrent liabilities	2,522,196	2,422,683
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 281,525,513 shares issued and 280,567,240 shares outstanding at March 31, 2019 and 280,827,038 shares issued and 280,205,293 shares outstanding at December 31, 2018	2,815	2,808
Class B, $0.01 par value, 125,000,000 shares authorized, 36,127,731 and 36,547,731 shares issued and outstanding at March 31, 2019 and December 31, 2018	362	366
Additional paid in capital	5,175,012	5,163,987
Retained earnings	388,582	412,646
Treasury stock, at cost, 958,273 shares and 621,745 shares at March 31, 2019 and December 31, 2018	(17,058)	(11,749)
Total stockholders' equity	5,549,713	5,568,058
Noncontrolling interest	740,858	751,677
Total equity	6,290,571	6,319,735
TOTAL LIABILITIES AND EQUITY	$9,554,147	$9,391,363

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(28,003)	$105,463
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	173,723	121,199
Leasehold abandonments and impairments	22,189	5,179
Accretion of asset retirement obligations	345	354
Loss on sale of property	—	111
Stock-based compensation	5,322	5,069
Deferred income tax (benefit) expense	(7,790)	23,325
Change in TRA liability	—	82
Loss on derivatives	119,687	10,793
Net cash paid for derivative settlements	(5,072)	(1,903)
Net cash paid for option premiums	(10,440)	(13,506)
Other	1,056	1,096
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(37,989)	(43,214)
Accounts receivable—related parties	(2,110)	77
Other current assets	1,438	3,835
Other noncurrent assets	(3,308)	(635)
Accounts payable and accrued expenses	(15,063)	(5,427)
Revenue and severance taxes payable	(926)	15,057
Net cash provided by operating activities	213,059	226,955
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(352,650)	(411,073)
Acquisitions of oil and natural gas properties	(13,846)	(27,447)
Additions to other property and equipment	(11,106)	(28,248)
Proceeds from sales of property, plant and equipment	17,486	43,228
Other	809	349
Net cash used in investing activities	(359,307)	(423,191)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	120,000	—
Payments on long-term debt	(120,000)	(694)
Payments on financing lease obligations	(676)	—
Debt issuance costs	—	(32)
Repurchase of common stock	(5,309)	(6,465)
Distributions to owners from consolidated subsidiary	(603)	—
Net cash used in financing activities	(6,588)	(7,191)
Net decrease in cash, cash equivalents and restricted cash	(152,836)	(203,427)
Cash, cash equivalents and restricted cash at beginning of period	163,216	554,189
Cash, cash equivalents and restricted cash at end of period	$10,380	$350,762
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$(30,493)	$(29,455)
Cash received for income taxes	$240	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$219	$359
Additions to oil and natural gas properties - change in capital accruals	$53,654	$13,013
Net premiums on options that settled during the period	$(9,516)	$(16,526)

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by the Company’s management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net (loss) income before depreciation, depletion and amortization, exploration and abandonment costs, net interest expense, interest income, income tax (benefit) expense, change in Tax Receivable Agreement (“TRA”) liability, stock-based compensation, acquisition costs, loss on sale of property, accretion of asset retirement obligations, inventory write down, loss on derivatives, net settlements on derivative instruments and net premiums on options that settled during the period.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net (loss) income for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)(1)

	Three Months Ended March 31,
	2019	2018
Adjusted EBITDAX reconciliation to net income:
Net (loss) income attributable to Parsley Energy, Inc. stockholders	$(24,064)	$82,890
Net (loss) income attributable to noncontrolling interests	(3,939)	22,573
Depreciation, depletion and amortization	173,723	121,199
Exploration and abandonment costs	22,994	5,411
Interest expense, net	33,002	31,968
Interest income	(291)	(2,123)
Income tax (benefit) expense	(7,790)	23,325
EBITDAX	193,635	285,243
Change in TRA liability	—	82
Stock-based compensation	5,322	5,069
Acquisition costs	—	4
Loss on sale of property	—	111
Accretion of asset retirement obligations	345	354
Inventory write down	—	61
Loss on derivatives	119,687	10,793
Net settlements on derivative instruments	(8,339)	(2,873)
Net premiums on options that settled during the period	(9,516)	(16,526)
Adjusted EBITDAX	$301,134	$282,318

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Operating Cash Margin
Operating cash margin is not a measure of operating income as determined by GAAP. Operating cash margin is a supplemental non-GAAP performance measure used by the Company as an indicator of the Company’s profitability and ability to manage its operating income. The Company defines operating cash margin as net (loss) income before income tax (benefit) expense, other revenues, depreciation, depletion and amortization, exploration and abandonment costs, stock-based compensation, acquisition costs, accretion of asset retirement obligations, other operating (income) expense, net interest expense, loss on sale of property, derivative loss, change in TRA liability, interest income, and other income. The amounts included in the calculations of operating cash margin were computed in accordance with GAAP.
Operating cash margin is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of operating cash margin to net income attributable to Parsley Energy, Inc. stockholders.
Parsley Energy, Inc. and Subsidiaries
Operating Cash Margin
(Unaudited, in thousands, except for per unit data)(1)

	Three Months Ended March 31,
	2019	2018
Net (loss) income attributable to Parsley Energy, Inc. stockholders	$(24,064)	$82,890
Net (loss) income attributable to noncontrolling interests	(3,939)	22,573
Income tax (benefit) expense	(7,790)	23,325
Other revenues	(1,308)	(3,594)
Depreciation, depletion and amortization	173,723	121,199
Exploration and abandonment costs	22,994	5,411
Stock-based compensation	5,322	5,069
Acquisition costs	—	4
Accretion of asset retirement obligations	345	354
Other operating (income) expense	(811)	2,175
Interest expense, net	33,002	31,968
Loss on sale of property	—	111
Derivative loss	119,687	10,793
Change in TRA liability	—	82
Interest income	(291)	(2,123)
Other income	(58)	(301)
Operating cash margin	$316,812	$299,936
Operating cash margin per Boe	$28.07	$35.66

Average price per Boe, without realized derivatives	$37.78	$46.27
Operating cash margin percentage	74%	77%

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Adjusted Net Income
Adjusted net income is not a measure of net income determined in accordance with GAAP. Adjusted net income is a supplemental non-GAAP performance measure used by the Company’s management to evaluate financial performance, prior to (gains) losses on derivatives, net settlements on derivative instruments, net premiums received on options that settled during the period, loss on sale of property, exploration and abandonment costs, acquisition costs, and change in TRA liability, while adjusting for noncontrolling interest and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to, or more meaningful than, consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income (loss).
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)(1)

	Three Months Ended March 31,
	2019	2018
Net (loss) income - as reported	$(24,064)	$82,890
Adjustments:
Loss on derivatives	119,687	10,793
Net settlements on derivative instruments	(8,339)	(2,873)
Net premiums on options that settled during the period	(9,516)	(16,526)
Loss on sale of property	—	111
Exploration and abandonment costs	22,994	5,411
Acquisition costs	—	4
Change in TRA liability	—	82
Change in noncontrolling interest	(14,321)	647
Change in estimated income tax	(24,132)	522
Adjusted net income	$62,309	$81,061
Net (loss) income per diluted share - as reported(2)	$(0.09)	$0.32
Adjustments:
Loss on derivatives	$0.42	$0.04
Net settlements on derivative instruments	(0.02)	(0.01)
Net premiums on options that settled during the period	(0.03)	(0.06)
Loss on sale of property	—	—
Exploration and abandonment costs	0.08	0.02
Change in noncontrolling interest	(0.05)	—
Change in estimated income tax	(0.09)	—
Adjusted net income per diluted share(3)	$0.22	$0.31
Basic weighted average shares outstanding - as reported(2)	278,794	260,654
Effect of dilutive securities:
Restricted Stock and Restricted Stock Units	—	985
Diluted weighted average shares outstanding - as reported(2)	278,794	261,639
Effect of dilutive securities:
Restricted Stock and Restricted Stock Units	369	—
Diluted weighted average shares outstanding for adjusted net income(3)	279,163	261,639

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.
(2)
For the three months ended March 31, 2019 and 2018, the number of weighted average diluted shares used to calculate actual net income per share is based on the fact that, under the “if converted” method, Class B Common Stock was not recognized because it would have been antidilutive.

(3)
For purposes of calculating adjusted net income per diluted share for the three months ended March 31, 2019 and 2018, Class B Common Stock was not recognized because the shares would have been antidilutive using the “if converted” method.

Open Derivatives Positions
Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions(1)

	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20
OPTION CONTRACTS:
CUSHING
Put Spreads - Cushing (MBbls/d)(2)	11.5	19.6	19.6
Long Put Price ($/Bbl)	$51.43	$59.79	$59.79
Short Put Price ($/Bbl)	$44.29	$49.79	$49.79
Three Way Collars - Cushing (MBbls/d)(3)	21.4	26.1	26.1
Short Call Price ($/Bbl)	$70.89	$72.69	$72.69
Long Put Price ($/Bbl)	$48.85	$51.88	$51.88
Short Put Price ($/Bbl)	$41.15	$42.81	$42.81
Collars - Cushing (MBbls/d)(4)	24.7	21.2	21.2
Short Call Price ($/Bbl)	$57.67	$58.26	$58.37
Long Put Price ($/Bbl)	$53.94	$54.50	$54.56
MIDLAND
Put Spreads - Midland (MBbls/d)(2)	14.8	4.9	4.9
Long Put Price ($/Bbl)	$50.56	$60.00	$60.00
Short Put Price ($/Bbl)	$40.56	$50.00	$50.00
Three Way Collars - Midland (MBbls/d)(3)		4.9	4.9	6.7	6.6
Short Call Price ($/Bbl)		$64.65	$64.65	$77.50	$77.50
Long Put Price ($/Bbl)		$50.00	$50.00	$61.25	$61.25
Short Put Price ($/Bbl)		$45.00	$45.00	$51.25	$51.25
MAGELLAN EAST HOUSTON (“MEH”)
Put Spreads - MEH (MBbls/d)(2)	3.3	8.2	8.2	5.0	4.9
Long Put Price ($/Bbl)	$70.00	$64.00	$64.00	$70.00	$70.00
Short Put Price ($/Bbl)	$60.00	$54.00	$54.00	$60.00	$60.00
Three Way Collars - MEH (MBbls/d)(3)				31.7	31.3	11.4	11.4
Short Call Price ($/Bbl)				$76.53	$76.53	$80.00	$80.00
Long Put Price ($/Bbl)				$60.13	$60.13	$61.07	$61.07
Short Put Price ($/Bbl)				$50.14	$50.14	$51.07	$51.07
Total Option Contracts (MBbls/d)	75.7	84.9	84.9	43.4	42.8	11.4	11.4
Premium Realization ($MM)(5)	$(10.2)	$(14.5)	$(14.5)	$(9.9)	$(9.9)	$(2.9)	$(2.9)
BASIS SWAPS:
Midland-Cushing Basis Swaps (MBbls/d)(6)	25.4	35.9	35.9	5.0	5.0
Basis Differential ($/Bbl)	$(5.10)	$(1.63)	$(0.78)	$0.25	$0.25
MEH-Cushing Basis Swaps (MBbls/d)(6)	2.1	2.1	2.1
Basis Differential ($/Bbl)	$5.10	$5.10	$5.10

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions(1)

	2Q19	3Q19	4Q19
OPTION CONTRACTS:
HENRY HUB
Three Way Collars (MMBtu/d)(3)	32,967	32,609	32,609
Short Call Price ($/MMBtu)	$3.93	$3.93	$3.93
Long Put Price ($/MMBtu)	$3.00	$3.00	$3.00
Short Put Price ($/MMBtu)	$2.50	$2.50	$2.50
Total MMBtu/d Hedged	32,967	32,609	32,609
BASIS SWAPS:
Waha-Henry Hub Basis Swaps (MMBtu/d)(6)	32,967	32,609	32,609
Basis Differential ($/MMBtu)	$(1.92)	$(1.78)	$(1.64)

(1)	As of 5/1/2019. Prices represent the weighted average price of contracts scheduled for settlement during the period.
(2)
When the reference price (WTI, Midland, or MEH) is above the long put price, Parsley receives the reference price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.

(3)	Functions similarly to put spreads except that when the index price is at or above the call price, Parsley receives the call price.
(4)
When the reference price (WTI) is above the call price, Parsley receives the call price. When the reference price is below the long put price, Parsley receives the long put price. When the reference price is between the short call and long put prices, Parsley receives the reference price.

(5)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(6)
Swaps that fix the basis differentials representing the index prices at which the Company sells its oil and gas produced in the Permian Basin less the WTI Cushing price and Henry Hub price, respectively.